SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934.




         Date of Report (Date of earliest event reported) July 6, 1999

                       GENISYS RESERVATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or Other Jurisdiction of Incorporation)

    1-12689                             22-2719541
(Commission File Number)              (I.R.S. Employer Identification No.)


                  2401 Morris Avenue, Union, New Jersey 07083
              (Address of principal executive offices) (Zip Code)

                                 (908) 810-8767
              (Registrant's telephone number, including area code)

ITEM 5.Other Matters

         At the request of the Panel of The NASDAQ-Amex Market Group reviewing the continued listing of the Company's securities, the Company was requested:
"On or before July 7, 1999, the Company must make a public filing with the SEC and Nasdaq evidencing a minimum of $2,550,000 in net tangible assets. The filing must contain a May 31,1999 balance sheet with pro forma adjustments for any significant events or transactions occurring or before the filing date."

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (b) Pro Forma Financial information
                  1. Pro Forma Balance Sheet at May 31, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Genisys Reservation Systems, Inc.
       (Registrant)


By: /s/ John Wasko
    John Wasko, Treasurer

DATED: July 6, 1999